EXHIBIT 10.57

                                     SECOND


                              AMENDED AND RESTATED


                          PROCESSING AGREEMENT BETWEEN


                                 OSTEOTECH, INC.


                                       AND


                      MUSCULOSKELETAL TRANSPLANT FOUNDATION


                                       AND


                                  BIOCON, INC.



                                   dated as of

                                  June 1, 2002



***Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                                TABLE OF CONTENTS

                                                                            Page


1.  DEFINITIONS; COMPLIANCE WITH LAWS.........................................2

    1.1   Definitions.........................................................2
    1.2   Compliance with Laws................................................9

2.  DELIVERY AND PROCESSING OF TISSUE.........................................9

    2.1   MTF Commitment to Deliver Tissue for Processing.....................9
          2.1.1   Engagement of Osteotech.....................................9
          2.1.2   Forecasts...................................................9
          2.1.3   Tissue Products Returned to MTF............................11
          2.1.4   Inventory Requirements.....................................12
          2.1.5   Tissue Delivered in Respect of Consideration for License...13
          2.1.6   Processing Fees............................................15
          2.1.7   Procurement Fee............................................15
          2.1.8   Compliance With Applicable Standards.......................15
          2.1.9   Donor Records..............................................18
    2.2   Processing Responsibilities of Osteotech in Respect of MTF Tissue..19
          2.2.1   General Undertaking........................................19
          2.2.2   Interpretation; Change in Regulations......................19
          2.2.3   Processing Considerations..................................19
    2.3   Undertakings Regarding Osteotech Tissue............................20
          2.3.1   General Undertaking........................................20
          2.3.2   Furtherance of MTF Mission.................................21
          2.3.3   MTF Responsibilities.......................................21
          2.3.4   Fitness for End Use........................................21
          2.3.5   Labeling...................................................21
          2.3.6   Storage....................................................21
          2.3.7   Record Retention and Access................................22
          2.3.8   Indemnity..................................................22

3.  STORAGE, SHIPPING, REGULATORY COMPLIANCE AND LABELING....................22

    3.1   Possession and Storage of Tissue...................................22
    3.2   Shipping...........................................................23
    3.3   Certain Joint Compliance Responsibilities..........................24
    3.4   Records and Reports................................................26
    3.5   New Tissue Form Development........................................27
    3.6   New Proprietary Products...........................................28
    3.7   Other Services.....................................................28
    3.8   Publication and Public Disclosure of Scientific Information........29

4.  INDEMNIFICATION; SETTLEMENT..............................................30

    4.1   Indemnification....................................................30
    4.2   Confirmation of Previous Releases..................................32
    4.3   Settlement of Current Disputes.....................................32

5.  FINANCIAL TERMS..........................................................32

    5.1   Fees...............................................................32
    5.2   Invoicing and Payment..............................................33

6.  CONFIDENTIALITY AND CERTAIN OTHER COVENANTS..............................33

    6.1   Non-Disclosure of Confidential Information.........................33
    6.2   Non-Solicitation of Sales Agents...................................34
    6.3   Osteotech Sales Agents.............................................35
    6.4   Osteotech Marketing of Grafton(R)..................................35
    6.5   Dedicated Supply...................................................35
    6.6   Notices of Pricing and/or Processing Fee Increases.................35
    6.7   Bone Dowel Sales...................................................36
    6.8   Surviving Provisions...............................................36

7.  EFFECTIVENESS AND TERM OF AGREEMENT......................................36

8.  TERMINATION..............................................................36

9.  INSURANCE................................................................38

10. FORCE MAJEURE............................................................38

11. BINDING AGREEMENT; ASSIGNMENT............................................38

12. NAME, EMBLEM, PACKAGING, TECHNOLOGY AND TRADEMARK........................40

13. NOTICES..................................................................41

14. ENTIRE AGREEMENT.........................................................41

15. MODIFICATION.............................................................42

16. APPLICABLE LAW...........................................................42

17. WAIVER...................................................................42

18. INDEPENDENT CONTRACTOR...................................................42

19. SEVERABILITY.............................................................42

20. SUCCESSORS...............................................................42

21. COUNTERPART SIGNATURES; DELIVERY BY FACSIMILE............................42

22. EXHIBIT 1

23. EXHIBIT 2

24. EXHIBIT 3

25. SCHEDULE 2.1.6

                SECOND AMENDED AND RESTATED PROCESSING AGREEMENT


      This Second Amended and Restated Processing Agreement (this "Agreement"), dated as of June 1, 2002, by and among Musculoskeletal Transplant Foundation, ("MTF"), a nonprofit District of Columbia corporation, Biocon, Inc., a nonprofit District of Columbia corporation and the controlling parent corporation of MTF ("Biocon"; for purposes of this Agreement the term "MTF" shall include Biocon and all existing and future affiliates of MTF and/or Biocon), and Osteotech, Inc. ("Osteotech"; for purposes of this Agreement the term "Osteotech" shall include all existing and future affiliates of Osteotech which engage in Tissue Processing), a Delaware corporation. Capitalized terms used in this Agreement shall have the meanings assigned to them in Section 1 hereof unless otherwise defined elsewhere in this Agreement.

      WHEREAS, Osteotech provides high-quality tissue processing services and other related services to entities engaged in procuring and distributing human bone and related connective soft tissue for transplantation; and

      WHEREAS, MTF, directly, or by or through Biocon and/or other affiliates of MTF, procures Tissue from various sources, and has contracted with Osteotech to process such Tissue; and

      WHEREAS, MTF wishes to obtain Tissue Processing services from Osteotech with respect to certain Tissue procured by MTF, and Osteotech desires to perform such Tissue Processing services for MTF with respect to such Tissue and to return the products of such Processing to MTF for distribution, under the following agreed terms and conditions; and

      WHEREAS, Osteotech wishes to contract with MTF for MTF to procure certain Tissue for Osteotech for use by Osteotech in a manner which is consistent with MTF's mission as described in Section 2.3.2 hereof and in furtherance of the interest of MTF's member organizations in finding productive uses for such Tissue and MTF desires to perform such procurement services for such Tissue under the following agreed terms and conditions; and

      WHEREAS, Osteotech and MTF are parties to a Processing Agreement dated as of April 1, 1997 (the "Original Processing Agreement" and, as amended and restated pursuant to that certain Amended and Restated Processing Agreement among MTF, Biocon and Osteotech made as of September 1, 2000, the "Prior Processing Agreement"), and desire that this Agreement supersede and replace the Prior Processing Agreement in its entirety except as otherwise provided herein; and

      WHEREAS, MTF and Synthes are parties to certain agreements listed on
Exhibit 1 hereto (the "MTF/Synthes Agreements") pursuant to which MTF processes and distributes certain spine-related products developed by Synthes and/or MTF; and

      WHEREAS, Osteotech owns certain patents with respect to which MTF and Synthes desire to obtain a non-exclusive license in exchange for certain consideration to Osteotech as hereinafter described.

      NOW, THEREFORE, the parties agree as follows:

      1.    DEFINITIONS; COMPLIANCE WITH LAWS

            1.1   Definitions.

            "Affiliate" shall have the meaning assigned to such term in Section 11(a) hereof.

            "Agreement" shall have the meaning assigned to such term in the preamble hereof.

            "Annual Processing Fee Increase" shall have the meaning assigned to such term in Schedule 2.1.6 hereto.

            "AATB" shall mean the American Association of Tissue Banks.

            "Average Gross Production Yield" shall have the meaning assigned to such term in Section 2.1.2(a) hereof.

            "Best Efforts" shall mean, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances and in any case without resorting to litigation or other legal proceedings.

            "Biocon" shall have the meaning assigned to such term in the preamble hereof.

            "Bioimplants" shall mean engineered tissue graft forms processed from cortical, cortical/cancellous, cancellous bone or variations thereof, including without limitation ramps, dowels, wedges, blocks, and/or other forms variations thereof.

            "Confidential Information" means all general and specific knowledge, experience and information that is confidential and of value to MTF or to Osteotech, including without limitation, formulations, designs, products, processes, supplies, methods of manufacture or processing, SOPs, cost data, master files, the nature of research and/or development projects, as well as data relating thereto, marketing or business plans, Donor data and financial data. It shall also mean any information disclosed to either party by any third party which either MTF or Osteotech is obligated to treat as confidential or proprietary. Information shall not be considered to be Confidential Information of a party if it can be established that (i) such information was in the possession of the other party prior to disclosure to such other party by the party claiming that it is Confidential Information and such information is not otherwise subject to a confidentiality agreement; (ii) such information is then part of the public domain and became so without the breach of this or any other confidentiality agreement by such other party or any of its affiliates; or (iii) such information is developed independently by such other party or becomes known to or acquired by such other party by means other than as a result of a breach of a confidentiality agreement or any fiduciary obligation.

      "Donor Commitment" shall mean Tissue from Donors in accordance with the following table:

-------------------------------    -----------------------    ---------------------------------    --------------------------------
                                                                      Donors per Month                    Donors per Month
            Month                                                       Processed by                        Procured for
    (including first and                Total Donors                 Osteotech for MTF                    Osteotech by MTF
       last indicated)                   per Month                    ("MTF Donors")+                  ("Osteotech Donors")++
-------------------------------    -----------------------    ---------------------------------    --------------------------------
June 2002
through and including
December 2002                              ***                             ***                                  ***
-------------------------------    -----------------------    ---------------------------------    --------------------------------
January 2003
through and including
December 2003                              ***                             ***                                  ***
-------------------------------    -----------------------    ---------------------------------    --------------------------------
January 2004
through and including
December 2004                              ***                             ***                                  ***
-------------------------------    -----------------------    ---------------------------------    --------------------------------
January 2005
through and including
December 2005                              ***                             ***                                  ***
-------------------------------    -----------------------    ---------------------------------    --------------------------------
January 2006
through and including
December 2006                              ***                             ***                                  ***
-------------------------------    -----------------------    ---------------------------------    --------------------------------
January 2007
through and including
December 2007                              ***                             ***                                  ***
-------------------------------    -----------------------    ---------------------------------    --------------------------------
January 2008
through and including
December 2008                              ***                             ***                                  ***
-------------------------------    -----------------------    ---------------------------------    --------------------------------

----------

+     Except as otherwise provided in this Agreement, in each month, MTF Donors shall meet the following requirements:

      (i) The average age of such MTF Donors shall be within *** years of the average age of donors retained by MTF and shall have a substantially equivalent male to female ratio as donors retained by MTF.

      (ii) At least *** of such MTF Donors shall be Standard Donors and equivalent to donors retained by MTF for processing into Bioimplants for each year of the Term of this Agreement. The intent is that such MTF Donors shall be substantially the same as donors retained by MTF for processing into Bioimplants which are promoted and/or distributed by Synthes. Furthermore,

----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

the intent is to meet Osteotech's specifications for Donors suitable for Processing into Bioimplants as such specifications are provided from time to time by Osteotech to MTF.

      (iii) The remaining *** of such MTF Donors shall be composed so as to cause all of the MTF Donors to meet the following requirements:

           (A) At least *** of all MTF Donors will be Standard Donors;

           (B) Not more than *** of all MTF Donors will be ages *** through ***;

           (C) Not more than *** of all MTF Donors will be female ages *** through *** ; and

           (D) Not more than *** of all MTF Donors will be male ages *** through *** .

      The percentages set forth in clauses (A) through (D) above reflect the mix of donors retained by MTF during the year preceding the Effective Date and shall be set for the first year of the Term of this Agreement. If the mix of donors retained by MTF during any subsequent year of the Term of this Agreement changes from the percentages set forth in clauses (A) through (D) above, the mix of Donors to be delivered by MTF to Osteotech for Processing during the immediately succeeding year shall be changed to reflect the new mix of donors retained by MTF. It is agreed that the percentages set forth in clauses (B), (C) and (D) above are monthly averages which will be measured at the end of each calendar quarter during the Term. In the event the monthly average of the delivered percentages of Donors in clauses (B), (C) and (D) exceed the allowable percentages set forth in clauses (B), (C) and (D), in any such calendar quarter MTF shall deliver Donors in the first month of the next succeeding calendar quarter which would cause the monthly average of the delivered percentages of Donors during the preceding calendar quarter to comply with the maximum allowable percentages set forth in clauses (B), (C) and (D). The maximum allowable percentages set forth in clauses (B), (C) and (D) shall not affect the percentage of MTF Donors which are required to be Standard Donors as set forth in clauses (ii) and (iii)(A) above.

      (iv) Osteotech shall have the right on reasonable prior notice to MTF to have an independent third party reasonably acceptable to MTF audit MTF's compliance with the foregoing provisions regarding the mix of MTF Donors. MTF shall cooperate with such audit and shall provide such third party with such information as it shall request in order to conduct such audit. Osteotech shall be entitled to exercise such audit right no more than once per year.

++ Except as otherwise provided in this Agreement, the Osteotech Donors shall be Non-Standard Donors. MTF shall take no action which MTF could have reasonably foreseen would influence procurement of Osteotech Donors so as to cause a greater percentage of such Donors to be female. If MTF begins to retain Non-Standard Donors, MTF agrees

----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      that the ages of, and the ratio of male to female, of Osteotech Donors shall be substantially equivalent to the ages of, and the ratio of male to female, of Non-Standard Donors retained by MTF. Osteotech shall have the right on reasonable prior notice to MTF to have an independent third party reasonably acceptable to MTF audit MTF's compliance with the foregoing provisions regarding the mix of Osteotech Donors. MTF shall cooperate with such audit and shall provide such third party with such information as it shall request in order to conduct such audit. Osteotech shall be entitled to exercise such audit right no more than once per year.

** Except as otherwise provided above and in Section 2.1.5 hereof the number of Donors to be provided per month must be delivered in each month during the relevant year.

            "Donor" shall mean a Standard Donor or Non-Standard Donor from whom Tissue is to be (or has been) procured and delivered by MTF in accordance with the provision of this Agreement.

            "Effective Date" shall mean the date set forth in the first paragraph of this Agreement, provided that this Agreement shall not take effect until it has been duly executed and delivered by all parties hereto.

            "Existing Proprietary Products" shall have the meaning assigned to such term in the definition of "Proprietary Products" in Section 1.1 hereof.

            "FDA" shall mean the United States Food and Drug Administration.

            "License" shall mean the license granted by Osteotech to MTF and Synthes pursuant to the License Agreement.

            "License Agreement" shall mean that certain License Agreement dated as of the same date as this Agreement, by and among Osteotech, MTF and Synthes in the form attached hereto as Exhibit 2.

            "Licensee" shall have the meaning assigned to such term in the License Agreement.

            "Licensor" shall have the meaning assigned to such term in the License Agreement.

            "MTF" shall have the meaning assigned to such term in the preamble hereof.

            "MTF Donor" shall mean a Donor delivered pursuant to the Donor Commitment by MTF to Osteotech for Processing into products that will be returned to MTF for distribution. The Donor Commitment with respect to MTF Donors is set forth in the third column of the chart in the definition of "Donor Commitment" above.

            "MTF/Synthes Agreements" shall have the meaning assigned to such term in the recitals hereof.

            "MTF Tissue" shall mean Tissue obtained from MTF Donors.

            "New Proprietary Products" shall have the meaning assigned to such term in the definition of "Proprietary Products" in Section 1.1 hereof.

            "Non-Standard Donor" shall have the meaning assigned to such term in the definition of "Standard Donor" in Section 1.1 hereof.

            "Original Processing Agreement" shall have the meaning assigned to such term in the recitals hereof.

            "Osteotech" shall have the meaning assigned to such term in the preamble hereof.

            "Osteotech Donor" shall mean a Donor delivered pursuant to the Donor Commitment by MTF to Osteotech and retained by Osteotech for processing, use and/or distribution by or on behalf of Osteotech in accordance with the terms of this Agreement. The Donor Commitment with respect to Osteotech Donors is set forth in the fourth column of the chart in the definition of "Donor Commitment" above.

            "Osteotech Tissue" shall mean Tissue obtained from Osteotech Donors.

            "Prior Processing Agreement" shall have the meaning assigned to such term in the recitals hereof.

            "Processing" shall mean the processing of Tissue by Osteotech in accordance with its proprietary techniques and in accordance with the Processing Standards.

            "Processing Fee" shall have the meaning assigned to such term in
Schedule 2.1.6 hereto.

            "Processing Standards" shall mean all standards, guidelines, rules, regulations and laws applicable to the Processing, storage, packaging, labeling, and shipping of Tissue by Osteotech. The Processing Standards shall include (i) applicable laws, regulations, and guidelines of the FDA; (ii) applicable standards and guidelines promulgated by the AATB; (iii) applicable laws and regulations of other U.S. federal, state and local government agencies with jurisdiction over the processing and distribution of human musculoskeletal tissue; (iv) applicable laws and regulations of non-U.S. jurisdictions where Tissue processed by Osteotech is procured or distributed by or on behalf of MTF;
(v) MTF's SOPs, as may be amended from time to time by MTF and as provided to Osteotech in advance of their effectiveness; and (vi) Osteotech's SOPs, as may be amended from time to time.

            "Procurement Fees" shall mean the fees to be paid by Osteotech to MTF pursuant to Section 2.1.7 hereof with respect to Osteotech Tissue.

            "Proprietary Products" shall mean Existing Proprietary Products and New Proprietary Products. "Existing Proprietary Products" shall mean those Proprietary Products listed in clause (b) of Schedule 2.1.6 hereto as in effect on the Effective Date and as the same shall be amended from time-to-time pursuant to this Agreement; Existing Proprietary Products shall be deemed to be Proprietary Products for all purposes of this Agreement. "New Proprietary Products" shall mean Proprietary Products not listed in
Schedule 2.1.6 hereto and designated as New Proprietary Products pursuant to
Section 3.6 hereof.

            "Recovery Standards" shall mean all standards, guidelines, rules, regulations and laws applicable to the donation, recovery, and suitability of Tissue. The Recovery Standards shall include applicable standards and requirements relating to Donor referral, informed consent, tissue recovery, pre-processing storage, packaging and shipping of pre-processed Tissue and all records, activities and standards related to obtaining, testing, documenting and evaluating serological test results; obtaining, documenting and evaluating medical history and lifestyle data; and related organizational, management and quality assurance activities as may be contained in (i) applicable laws, regulations, and guidelines of the FDA; (ii) applicable standards and guidelines promulgated by the AATB; (iii) applicable laws and regulations of other U.S. federal, state and local government agencies with jurisdiction over the procurement and distribution of human musculoskeletal tissue; (iv) applicable laws and regulations of non-U.S. jurisdictions where such Tissue Processed by Osteotech is procured pursuant to this Agreement or distributed by or on behalf of MTF or Osteotech; (v) MTF's SOPs, as may be amended from time to time by MTF; and (vi) Osteotech's standards for recovered Tissue, to the extent applicable to MTF-supplied Tissue, as specified in Osteotech's SOPs, as may be amended from time to time by Osteotech and as provided to MTF in advance of their effectiveness.

            "Required Average Gross Production Yield" shall have the meaning assigned to such term in Section 2.1.2(d) hereof.

            "RTI" shall have the meaning assigned to such term in Section 8.5 hereof.

            "Settlement Agreement" shall mean that certain Settlement Agreement and Release by and among Osteotech, Osteotech Investment Corp., MTF and Synthes, dated as of the same date of this Agreement, attached hereto as Exhibit 3.

            "SOP" shall mean standard operating procedures of the entity to whom such term is applied.

            "Standard Donor" shall mean; (i) a human male not less than *** years of age and not greater than *** years of age at date of death; or (ii) a human female not less than *** years of age and not greater than *** years of age at date of death. "Non-Standard Donor" shall mean: (i) a human male not less than *** years of age and not greater than *** years of age at date of death; or
(ii) a human female not less than *** years of age and not greater than *** years of age at date of death.

----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

            "Suggested End User Price" shall mean, in respect of any Proprietary Product, the price determined from time-to-time by Osteotech in its sole discretion. The current Suggested End User Prices are set out in Schedule 2.1.6 hereto.

            "Synthes" shall mean Synthes Spine Company, L.P., a Delaware limited partnership.

            "Term" shall mean the period of time during which this Agreement is in effect pursuant to Section 7 hereof.

            "Termination Fee" shall have the meaning assigned to such term in
Section 8.5 hereof.

            "Tissue" shall mean human bone and related connective soft tissue.

            "Tissue Products" shall mean Tissue prepared from MTF Tissue and used as follows:

                  (a) By Application: The Tissue may be prepared into forms which can bear mechanical load, such as shaped implants, composite implants made of bone elements bonded, adhered or otherwise formed into monolithic structures and which may include other materials; cut or otherwise shaped implants; or it may be formed into implants which bear minimal load, including demineralized bone, void filling grafts; or soft tissue grafts; or hybrids of any of the aforementioned forms.

                  (b) By Field of Use: The Tissue prepared may be used in any clinical field, including, without limitation, the orthopaedic fields of Spine, Trauma, Joint Replacement, Sports Medicine and Oncology; as well as Reconstructive Surgery, Dental, Maxillofacial, Plastic Surgery and Podiatry.

                  (c) By Function: Hard and soft tissue may be prepared into graft forms which perform any function or functions, including, without limitation, one or more of the following functions, when used: Remodeling; incorporation; fusion between skeletal bones, bone portions and/or grafts; mechanical support; fixation; fastening of skeletal elements, soft tissue, or implants to each other; stabilization of skeletal elements or implants; providing shape; including bone formation; anchoring implants or grafts or anatomical structures; filling voids; bridging gaps; forming cartilage; adhering, binding or grouting skeletal elements, soft tissue or grafts; resurfacing; separating bony elements; delivering drugs, cells, bioactive molecules, DNA and/or biomaterials.

            In this Agreement the singular includes the plural and the plural the singular; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" including printing, typing, lithography and other means of reproducing words in a tangible visible form; references to articles, section (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all schedules and exhibits to such agreement and all subsequent amendments and other modifications to such agreements and contractual instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, unless otherwise indicated; and references to persons or entities include their respective permitted successors and assigns and, in the case of any governmental entity, governmental entities succeeding to their respective functions and capacities. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof.

            1.2 Compliance with Laws.

            In accordance with the National Organ Transplant Act and the Uniform Anatomical Gift Act (i) neither MTF nor Osteotech shall buy, sell, or trade banked human tissue; and (ii) MTF and Osteotech may market recovery, testing, processing, storage, distribution and other services in compliance with state and federal law and in accordance with the terms of this Agreement.

      2. DELIVERY AND PROCESSING OF TISSUE.

            2.1 MTF Commitment to Deliver Tissue for Processing.

                  2.1.1 Engagement of Osteotech. MTF hereby engages Osteotech as a provider of Processing services in respect of MTF Tissue.

                  2.1.2 Forecasts.

                  (a) Osteotech shall be responsible for planning the Processing of all MTF Donors in order to produce Proprietary Products. Osteotech shall make: (i) quarterly, its good faith estimate of the demand for the then ensuing twelve (12) month period for each of its Proprietary Products (by product code) Processed from MTF Donors which MTF inventories and distributes to MTF customers; and (ii) good faith efforts to plan the Processing of MTF Donors to meet the forecasted demand for such Proprietary Products in order to reduce the risk of backordering end users by maintaining the inventory levels described in Section 2.1.4 hereof. Such planning shall be based upon market needs for Proprietary Products first, with base Tissue products or non-Proprietary Products a secondary consideration. After each MTF Donor is planned by Osteotech to meet the forecasted demand for Proprietary Products, Osteotech shall use its Best Efforts to follow the master plan provided by MTF with respect to such Donor in order to plan the remainder of such Donor for non-Proprietary Products. Osteotech acknowledges that MTF has certain commitments to its member organ procurement organizations to give priority in certain circumstances to member demands for base (non-Proprietary) Tissue Products currently Processed by Osteotech and Osteotech agrees to follow MTF's direction, as reflected in Donor master plans, to respond to such member priority demands as long as Processing of Proprietary Products is not disrupted. During the first year after the Effective Date, Osteotech shall use its Best Efforts to plan MTF Donors such that the average gross dollar yield of Tissue Products produced from such Donors (the "Average Gross Production Yield") shall be at least *** per Donor based on the Suggested End User Prices for the Proprietary Products Processed by Osteotech from such Donors. The calculation of such gross dollar yield of Tissue Products produced from a Donor shall be made when all of the usable Tissue from such Donor has been Processed.

                  (b) In addition, Osteotech shall deliver to MTF its good faith estimated twelve (12) month sales projection for each New Proprietary Product it develops and produces which becomes subject to this Agreement pursuant to
                        Section 3.6 hereof, together with Osteotech's reasonable projection of required inventory levels to be maintained by MTF to adequately support the launch of such New Proprietary Product. Commencing twelve (12) months after such New Proprietary Product has been on the market, but subject to the provisions of Section 3.6 hereto, such New Proprietary Product shall be subject to all the other terms of this Agreement relating to the forecasts and inventory requirements and no longer subject to the foregoing provisions of this clause.

                  (c) Should MTF be meeting the delivery requirements for Tissue referred to in Section 2.1.5 in a timely manner, subject to MTF's compliance with its obligations under
                        Section 2.1.4(a), and should MTF document to Osteotech that a sufficient quantity of an Existing Proprietary Product was not available to MTF creating a backorder to MTF customers which caused cancellation by end users of one or more purchase orders issued to MTF in respect of such Existing Proprietary Product, then Osteotech will reimburse MTF*** of the Suggested End User Price for the amount of such
----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                        Existing Proprietary Product in respect of which purchase orders were so cancelled.

                  (d) In the event Osteotech shall fail to plan MTF Donors so as to yield the Required Average Gross Production Yield during the first year following the Effective Date the number of MTF Donors to be delivered each month pursuant to the Donor Commitment during the ensuing quarter shall be reduced by a percentage equal to the percentage by which the actual Average Gross Production Yield falls below the Required Average Gross Production Yield. At the end of such quarter the Average Gross Production Yield for such quarter shall be calculated and, if the Average Gross Production Yield is at least equal to the Required Average Gross Production Yield then the monthly Donor Commitment for the ensuing quarter shall be restored to the levels set forth for the year in which such quarter shall fall in the definition of "Donor Commitment" above. If the Average Gross Production Yield for such quarter is below the Required Average Gross Production Yield, then the monthly Donor Commitment for the ensuing quarter shall be reduced by a percentage equal to the percentage by which the actual Average Gross Production Yield falls below the Required Average Gross Production Yield. Such calculations of Average Gross Production Yield shall be done and such adjustments to the monthly Donor Commitment shall be made for each quarter (after the first year following the Effective Date) during the Term of this Agreement. For purposes hereof, the "Required Average Gross Production Yield" shall be *** . No downward adjustment of the monthly Donor Commitment shall be made if the Average Gross Production Yield shall be below the Required Average Gross Production Yield during a quarter in which there shall have occurred a shortfall in the number or types of Donors delivered by MTF to Osteotech pursuant to the Donor Commitment.

                  2.1.3 Tissue Products Returned to MTF.

                  (a) Osteotech shall, subject to the other provisions of this Agreement, return to MTF for distribution and invoicing by MTF to its customers all Tissue Products, including Proprietary Products, processed and prepared by Osteotech from MTF Tissue.

                  (b) Osteotech shall use its Best Efforts to return cancellous chips to MTF Processed by Osteotech from MTF Tissue at a rate such that

----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                        in each rolling three (3) month period during the Term of this Agreement MTF shall receive, on average *** of cancellous chips. This amount is the equivalent of *** of the volume of cancellous chips Processed by Osteotech from a Standard Donor during the year preceding the Effective Date of this Agreement.

                  2.1.4 Inventory Requirements.

                  (a) Since Osteotech will plan the Processing of MTF Donors for Proprietary Products, the inventory of Proprietary Products Processed from such Donors to be maintained by MTF will be reasonably determined by Osteotech based on its good faith sales estimates for Proprietary Products. MTF will use its Best Efforts to maintain such inventory of Proprietary Products in cooperation with Osteotech. Notwithstanding anything to the contrary contained herein, (i) Osteotech shall not plan for and MTF will not be required to maintain inventory at MTF of Propriety Products to cover more than two (2) months of sales of Proprietary Products forecast in good faith by Osteotech and (ii) MTF will not be required to deliver more MTF Donors to Osteotech than the number of MTF Donors MTF is required to deliver pursuant to the Donor Commitment.

                  (b) MTF shall report monthly to Osteotech its then current inventory of each such Proprietary Product (by product code). Osteotech shall maintain an inventory of such Proprietary Products prepared from MTF Tissue sufficient to cover sales for the next ensuing month and to turn this inventory not less than four times in each calendar year. In the event that such turn rate is not achieved, Osteotech shall adjust its sales estimates to reasonably conform to its current and reasonably expected market conditions. MTF shall have the right on reasonable prior notice to Osteotech to have an independent third party reasonably acceptable to Osteotech audit Osteotech's compliance with its obligations regarding inventory set forth in this Section 2.1.4(b). Such right may be exercised by MTF no more than once per calendar year during the Term. Osteotech shall cooperate with such audit and shall provide such third party with such information as such third party shall reasonably request in order to conduct such audit.

----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                  (c) Notwithstanding anything to the contrary contained herein, it is the intent of the parties to act in good faith and use their Best Efforts to not allow back-orders or inventory shortfalls to occur and to eliminate back-orders and inventory shortfalls when they do occur as soon as possible.

                  2.1.5 Tissue Delivered in Respect of Consideration for
                        License.

                  (a) In consideration of the entering into of the License Agreement by Osteotech and in consideration of the License granted thereunder, MTF hereby agrees, in addition to, and without limiting any of its other obligations set forth in this Agreement, to deliver to Osteotech the Tissue from Donors constituting the Donor Commitment. For purposes of this Agreement a Donor shall be deemed to be delivered to Osteotech by MTF when Osteotech determines in good faith that the Donor has been recovered in accordance with the Recovery Standards and is able to be released for Processing. Without limiting the foregoing, except as otherwise provided in
                        Section 2.1.5, any shortfall in delivery of Non-Standard Donors shall be fully compensated by delivery (at the time such Non-Standard Donor is due hereunder) of Standard Donors in substitution for such undelivered Non-Standard Donors.

                  (b) Notwithstanding anything to the contrary contained in this Agreement it is expected that Tissue from the typical Donor delivered to Osteotech by MTF shall consist of *** and such number of *** as shall equal the average number of *** as are recovered from donors retained by MTF during the preceding twelve (12) month period, and, in addition, in each month *** from not less than *** of such Donors.

                  (c) Osteotech shall have the right to reject all Tissue from any particular Donor delivered to it pursuant to this Agreement if Osteotech reasonably believes that: (i) such Tissue fails to comply with the Recovery Standards; or (ii) such Tissue was not obtained or handled in accordance with the Processing Standards or (iii) if the terms of the applicable consent with respect to the donor of such Tissue restrict the Processing and use of Tissue as contemplated in this Agreement. In the event of any such rejection, Osteotech shall notify MTF as promptly as practicable

----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                        thereof and provide a written explanation of the reasons. MTF shall use its Best Efforts to cure such rejection by either: (i) correcting the cause for such rejection so that such Tissue is no longer rejected by Osteotech; or (ii) delivering other Tissue which is not rejected. If such rejection is so cured within thirty
                        (30) days after receipt by MTF of such written explanation, such Tissue shall not be considered in computing any "shortfall" referred to below in this
                        Section 2.1.5; and, if such rejection is not so cured within such 30-day period, such Tissue shall be considered in computing such "shortfall" until such rejection shall have been cured as described in this clause 2.1.5(c) or such shortfall eliminated as described below.

                        (d) In the event that MTF is unable, due to events beyond MTF's control which could not have been avoided by the use of due diligence, to deliver Tissue in any month in the amounts or from the required Donor type set forth above in Section 2.1.5 (a) hereof (the amount not so delivered being referred to herein as the "shortfall"), MTF shall, except to the extent it is unable due to events beyond MTF's control which could not have been avoided by the use of due diligence, deliver in the next succeeding month Tissue from a number of Donors equal to the sum of (i) the number required by subsection (a) above to be delivered in such succeeding month, plus (ii) the shortfall. The shortfall in any given month shall be computed on the basis of the sum of (i) the number of Donors required to be delivered in such month less the number of Donors actually delivered in such month plus (ii) the aggregate amount of the shortfalls from all prior months which have not been delivered. The foregoing delivery requirement shall carry forward from month to month; however, if a carried forward shortfall exists in two consecutive months, notwithstanding anything to the contrary in this Agreement, all such shortfall shall be made up by MTF in the next succeeding month, provided that if MTF is unable to make up such shortfall in such month due to events beyond MTF's control which could not be avoided by the use of due diligence, such shortfall shall be made up by MTF in the next succeeding three months through the delivery of Tissue from Standard Donors only.

                  (e) Subject to the foregoing, in the event that in any month MTF is unable to satisfy its requirement to deliver to Osteotech the Osteotech Donors required for such month from Non-Standard Donors as described in the Donor Commitment and such event is not due to events beyond MTF's control which could not have been avoided by the use of due diligence, MTF shall deliver Tissue from Standard Donors for Tissue it is so unable to deliver from Non-Standard Donors so that, in such month, MTF shall deliver to

                        Osteotech, as Osteotech Tissue, Tissue from a total number of Donors equal to the number required for Osteotech Tissue for such month. The Standard Donors delivered by MTF to Osteotech pursuant to this Section 2.1.5(e) shall have the same average age and male to female ratio as that of the Standard Donors retained by MTF.

                  2.1.6 Processing Fees. MTF shall pay, in accordance with the provisions of Section 5 hereof, to Osteotech in respect of MTF Tissue, the Processing Fees set forth in Schedule 2.1.6 hereto. MTF shall be responsible for all costs and expenses of procuring, screening, testing, storing, and delivering MTF Tissue to Osteotech for Processing.

                  2.1.7 Procurement Fee. Osteotech shall reimburse MTF in the amount of *** per Donor for services performed by MTF in respect of Osteotech Tissue which is actually delivered to Osteotech pursuant to the provisions of this Agreement (such amount being the "Procurement Fee"); provided that, on an annual basis, the Procurement Fee shall be increased by a percentage equal to the increase in the then most recently published Medical Cost Component of the Consumer Price Index over the immediately preceding twelve (12) month period; and provided, further, that if MTF shall have demonstrated to Osteotech through reasonable documentation that MTF's actual average system-wide amount paid to recovery agencies, hospitals and recovery teams for recovery of Tissue in the preceding calendar year exceeded *** per Non-Standard Donor and such average amount for such year had increased by a percentage greater than the percentage increase in the Medical Cost Component of the Consumer Price Index in the then immediately preceding twelve (12) month period, then the Procurement Fee shall be increased at such time by such documented greater percentage increase.

                  2.1.8 Compliance With Applicable Standards.

                  (a) Recovery Standards. All Tissue delivered to Osteotech for Processing pursuant to this Agreement shall conform to the Recovery Standards. If interpretation of the Recovery Standards is required or if there is a disagreement about the interpretation of the Recovery Standards, MTF and Osteotech will attempt to negotiate a resolution in good faith. If such interpretations or disagreements are not resolved by the parties, the parties will mutually agree upon a third party who will assist the parties in arriving at a resolution.

----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                  (b) Processing Standards. MTF shall comply with the Processing Standards to the extent applicable to MTF's activities as contemplated hereunder.

                  (c) Standard Operating Procedures. Each of MTF and Osteotech shall make available to the other a copy of its SOPs and copies of any material amendments to its SOPs promptly after such material amendments are adopted; provided, however, that doing so will not require such party to disclose any trade secrets, technical know how or unpublished scientific data or technical art to the other party.

                  (d)   Reciprocal Audit Rights.

                        (i) Upon reasonable notice and at its own expense, each of Osteotech, on the one hand, and MTF, on the other hand, shall have the right to conduct an annual audit of the other party's facilities and records related to regulatory compliance and, in the event there are repeated significant defects in such other party's compliance with its SOPs or any applicable Recovery Standards or Processing Standards, as the case may be, each of Osteotech, on the one hand, and MTF, on the other hand, may conduct such additional audits of the other party's facilities and records related to regulatory compliance as are reasonably necessary to ensure that such defects have been rectified. Notwithstanding the foregoing, in any such audit;
                              (x) MTF will be entitled to review Osteotech's records only to the extent such records relate to MTF Tissue; and (y) Osteotech will be entitled to review MTF's records only to the extent such records relate to Osteotech Tissue and/or MTF Tissue.

                        (ii) Osteotech will grant designated MTF personnel access to its facilities to observe all steps of Processing for the purpose of conducting a standard MTF inspection (pursuant to this Section 2.1.8(d)) of Osteotech's compliance with the Processing Standards applied to MTF Tissue. As part of this inspection, all such Processing Standards will be made available to the inspectors; provided, that such access will not require Osteotech to reveal any proprietary know-how or trade secrets unless it is necessary to MTF's understanding of whether Osteotech is in compliance with such Processing Standards and to the extent applicable to Osteotech, the Recovery Standards, and then, in such case, such proprietary know-how and trade secrets shall be revealed only to a mutually agreeable third party. Such third party will have access to such proprietary know-how and trade secrets only if it signs a confidentiality agreement satisfactory to Osteotech. If such personnel require access to Osteotech's clean rooms, the personnel must have on file with Osteotech appropriate blood serum test results and such other appropriate test results as Osteotech may require prior to such personnel being granted access to Osteotech's clean rooms. Osteotech may, at its sole discretion, refuse any individual access to Osteotech's clean rooms for cause. Such denial of access will not be a violation of this Agreement.

                        (iii) MTF will grant designated Osteotech personnel
                              access to its facilities to observe MTF's Tissue recovery activities for the purpose of conducting a standard Osteotech inspection of MTF's compliance with the Recovery Standards and to the extent applicable to MTF, the Processing Standards pursuant to this Section 2.1.8(d). As part of this inspection, all Recovery Standards will be made available to the inspectors; provided, that such access will not require MTF to reveal any proprietary know-how or trade secrets unless it is necessary to Osteotech's understanding of whether MTF is in compliance with the Recovery Standards and to the extent applicable to MTF, the Processing Standards, and then, in such case, such proprietary know-how and trade secrets shall be revealed only to a mutually agreeable third party. Such third party will have access to such proprietary know-how and trade secrets only if it signs a confidentiality agreement satisfactory to MTF.

                  (e) Meetings. Osteotech will arrange with MTF to hold regular meetings to discuss Processing of MTF Tissue and other related issues. At these meetings the following information with respect to MTF Tissue will be discussed, along with any other relevant information related to the Processing Standards and Recovery Standards, the approval of MTF Tissue for Processing and the release of MTF Tissue for Processing: MTF Tissue released month to date, Grafton(R) DBM product releases, Bioimplant releases, releases of other Proprietary Products rework list, unprocessed MTF Tissue list at Osteotech, Grafton(R) DBM products, Bioimplants and other Proprietary Products, WIP lists, and list of raw MTF Tissue at Osteotech for Grafton(R) DBM products, Bioimplants and other demineralized Tissue or Proprietary Products.

                  (f) Serology Testing. MTF shall be responsible for the performance of all serology testing on Tissue from each Donor procured by

                        MTF and delivered to Osteotech pursuant to this Agreement which shall be performed by a laboratory certified by the Centers for Medicare and Medicaid Services under the Clinical Laboratory Improvement Amendments of 1988. The results of such tests will be forwarded to Osteotech promptly in accordance with the Recovery Standards and the Processing Standards. In addition, if MTF becomes aware of adverse test results from tests performed by another party (e.g. eye bank, etc.) on tissue or organs obtained from a Donor procured by MTF and delivered to Osteotech pursuant to this Agreement, MTF shall notify Osteotech of such test results promptly after MTF becomes aware of such test results.

                  2.1.9 Donor Records.

                  (a) MTF will obtain and maintain complete and accurate records as required of MTF by the Recovery Standards (including without limitation Donor medical history, Donor life style information, serology and blood culture testing), as well as records with respect to (i) inventory of Tissue delivered to Osteotech pursuant to this Agreement (including records classifying each Donor as a Standard Donor or a Non-Standard Donor); (ii) inventory of MTF Tissue Processed pursuant to this Agreement and received by MTF from Osteotech for distribution to end users by MTF; and (iii) the receipt and processing of all end user orders received from MTF's customers who utilize the MTF Tissue processed by Osteotech pursuant to this Agreement.

                  (b) MTF shall also obtain and forward to Osteotech, in English, such records, within the requisite time period, as may be reasonably necessary to satisfy all of the Processing Standards, including, but not limited to, Donor medical history, Donor life style information, Donor classification (Standard or Non-Standard) and all Donor testing information.

                  (c) In the event any regulatory agency audits or otherwise inspects MTF's facilities or records and requires information maintained by Osteotech relating to the Processing of MTF Tissue by Osteotech, Osteotech will provide MTF with such information as is necessary to satisfy any such request by any such regulatory agency.

                  (d) In the event any regulatory agency audits or otherwise inspects Osteotech's facilities or records and requires information maintained by MTF relating to MTF's recovery, screening and testing of Tissue procured by MTF and delivered to Osteotech pursuant to this Agreement, MTF will provide Osteotech with such information as is necessary to satisfy any such request by any such regulatory agency.

            2.2   Processing Responsibilities of Osteotech in Respect of MTF
                  Tissue.

                  2.2.1 General Undertaking.

      Processing and packaging of MTF Tissue received by Osteotech from MTF for Processing pursuant to this Agreement into then currently available finished units of MTF Tissue shall be conducted by Osteotech in compliance with the Processing Standards.

                  2.2.2 Interpretation; Change in Regulations.

                  (a) If interpretation of the Processing Standards is required or if there is a disagreement about the interpretation of the Processing Standards, MTF and Osteotech will attempt to negotiate a resolution in good faith. If such interpretations or disagreements are not resolved by the parties, the parties will mutually agree upon a third party who will assist the parties in arriving at a resolution.

                  (b) In the event the FDA, any other applicable regulatory agency or the AATB, implements new or additional regulations applicable to Tissue, MTF shall implement such changes to its SOPs as are necessary to comply with such regulations in respect of all Tissue procured by MTF and delivered to Osteotech pursuant to this Agreement, and Osteotech shall implement such changes to its SOPs as are necessary to comply with such regulations in respect of MTF Tissue and Osteotech Tissue. In the event FDA has determined (after any good faith appeal of such determination by Osteotech) that Osteotech has failed to implement such changes in respect of MTF Tissue or Osteotech Tissue by the effective date of such changes, MTF shall have the remedy set forth in Section 8.4 and in the event FDA has determined (after any good faith appeal of such determination by MTF) that MTF has failed to implement such changes in respect to MTF Tissue or Osteotech Tissue by the effective date of such changes, Osteotech shall have the remedy set forth in Section 8.4.

                  2.2.3 Processing Considerations.

                  (a) MTF shall undertake reasonable efforts to present a consistent flow of Donors to Osteotech with the goal of minimizing second-half-of-month bunching of Donors, and Osteotech shall undertake similar reasonable efforts in respect of Processing of MTF Tissue. Subject to the foregoing sentence, to Osteotech's right to refuse to accept Tissue pursuant to Section 2.1.5(c) and to the provisions of clauses (b) and (c) below, MTF Tissue received at Osteotech for Processing pursuant to this Agreement will be processed within a reasonable period of time (which shall be reviewed at the meetings provided for in Section 2.1.8(e)) from the time all required, complete and accurate Donor documentation as specified by the Processing Standards is received at Osteotech. Subject to the foregoing, Osteotech will use commercially reasonable efforts to complete the Processing of MTF Tissue delivered to it pursuant to this Agreement and deliver such processed Tissue to MTF within a reasonable period of time.. Osteotech will advise MTF no later than the following business day if there will be a material delay in the commencement of Processing of MTF Tissue which has been released from Osteotech's Quality Assurance Department. Once Processing of the Donor is complete, subject to the provisions of Section 3.1, all MTF Tissue will be shipped to MTF upon final inspection and release thereof by Osteotech's Quality Assurance Department.

                  (b) If the release of processed MTF Tissue back to MTF is delayed due to (i) Tissue histology of unknown etiology; or (ii) microbial contamination of final product, Osteotech will notify MTF of the reason for the hold and the approximate time period expected for the hold (in weeks).

                  (c) Osteotech will maintain a quality assurance program in respect of Processing of MTF Tissue, the goal of which is to achieve zero defect Processing. To the extent there are rejects of MTF Tissue, it is Osteotech's goal that such rejects of MTF Tissue be no more than an average of *** of MTF Tissue initially processed per Donor of MTF Tissue (not taking into account any reworks). All rejected MTF Tissue that can be reworked with commercially reasonable efforts will be reworked and returned to MTF within *** from the time of rejection.

            2.3 Undertakings Regarding Osteotech Tissue.

                  2.3.1 General Undertaking. As an accommodation to, and in response to interest from, MTF's member organ procurement organizations, MTF has determined to recover certain Non-Standard Donors that it would not otherwise procure and make them available to Osteotech as part of the Donor Commitment. Such Donors shall be Osteotech Donors as provided herein and shall be Processed and distributed by Osteotech pursuant to the terms of this Agreement. In the event MTF decides to also retain Non-Standard Donors it shall not affect MTF's obligations to deliver Donors to Osteotech pursuant to the Donor Commitment herein. Notwithstanding any other provision in this Agreement or in any other agreement between

----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Osteotech and MTF, the following provisions of this Section 2.3 shall govern the Processing, distribution, and use of by Osteotech (or any third party to whom Osteotech distributes such tissue for redistribution) of Osteotech Tissue delivered by or on behalf of MTF to Osteotech.

                  2.3.2 Furtherance of MTF Mission. Osteotech agrees that it will Process, distribute and/or use, and use its Best Efforts to cause others to whom it distributes for redistribution to process, distribute and/or use, Osteotech Tissue products in a manner that is consistent with (a) MTF's mission of providing high quality human allograft tissue for transplantation and research (it being understood and agreed that such obligation of Osteotech shall be deemed to have been fully satisfied for all purposes by Osteotech meeting its obligations to provide Processing in accordance with the Processing Standards and by preparation of products therefrom for transplant only into humans) and
(b) subject to Osteotech's rights under Section 2.1.5(c), respecting the wishes of tissue donors and their families and the terms of the applicable consents of the donors and/or their families or other responsible parties with respect to such Tissue. MTF will provide Osteotech with the required information concerning such consents at the time it delivers the applicable Osteotech Tissue to Osteotech. Osteotech will not Process, distribute, or use, or allow others to Process or distribute, Osteotech Tissue products in a manner or for a purpose inconsistent with MTF's mission or such consents or applicable laws, regulations, SOPs or Processing Standards.

                  2.3.3 MTF Responsibilities. Except as otherwise expressly set forth in this Agreement, MTF shall have no responsibility with respect to the processing, storage, distribution, use, or disposal of Osteotech Tissue after such tissue is released to Osteotech. MTF shall have no responsibility to conduct any additional testing with respect to Osteotech Tissue once such tissue is delivered to Osteotech, except to the extent such testing is required by the Recovery Standards.

                  2.3.4 Fitness for End Use. Osteotech will use its Best Efforts to ensure that all Osteotech Tissue products shall be fit for the end use for which such products are distributed (it being understood and agreed that such obligation shall be deemed to have been fully satisfied for all purposes if such products meet or exceed applicable Osteotech Tissue product specifications and were prepared in accordance with the Processing Standards). In the event Osteotech learns of any noncompliance of Osteotech Tissue products with applicable Osteotech Tissue Product specifications, Osteotech shall forthwith cease distribution of any such products until such noncompliance can be investigated and resolved.

                  2.3.5 Labeling. MTF shall not be identified in any labeling of or other documentation relating to Osteotech Tissue products, except to the extent expressly required by applicable law or as expressly agreed to in writing by MTF.

                  2.3.6 Storage. Osteotech shall bear all responsibility and cost for storage of Osteotech Tissue after it has been delivered to Osteotech. For purposes of the preceding sentence, Osteotech Tissue shall be deemed to be delivered to Osteotech when it is physically delivered to Osteotech, not when it is released by Osteotech's Quality Assurance Department. MTF will immediately deliver to Osteotech all Osteotech Donors, provided that if any such Donor is deemed by Osteotech to be unsuitable or is rejected by Osteotech pursuant to
Section 2.1.5(c), MTF will be fully responsible at its cost to promptly remove all Tissue from such

Donor from Osteotech's facility and such Osteotech Tissue will not be deemed to have been delivered and released under the terms and conditions of this Agreement.

                  2.3.7 Record Retention and Access. Osteotech shall maintain complete and accurate records regarding the Processing and distribution of Osteotech Tissue products in a manner consistent with applicable law, industry guidelines, and customary industry practices. If MTF is requested by donor families, recovery organizations, or regulatory authorities to provide access to any such records, MTF will request such records from Osteotech in writing with information regarding the source and nature of the request. Osteotech will use its Best Efforts to provide MTF with copies of or access to such records on a timely basis, to the extent reasonably available to Osteotech; provided that in no event shall Osteotech be required to disclose any proprietary information pursuant to any such request.

                  2.3.8 Indemnity. In addition to and not in limitation of the indemnity provisions of Section 4 hereof, Osteotech agrees to defend, hold harmless, and indemnify MTF and its member organizations against any damages, litigation costs, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by MTF or any of its member organizations arising from Osteotech's Processing, distribution, or use of Osteotech Tissue or the Processing, distribution or use of Osteotech Tissue by any other party that has received Osteotech Tissue from Osteotech, except to the extent that such damages, litigation costs, losses, liabilities, claims, actions or causes of action result from or arise out of any of the matters set forth in clauses (i) through (iv) of Section 4.1(b) hereof. Osteotech's indemnity of MTF hereunder shall be governed by the procedures set forth in Section 4.1 hereof.

      3.    STORAGE, SHIPPING, REGULATORY COMPLIANCE AND LABELING.

            3.1   Possession and Storage of Tissue.

                  (a) MTF Tissue delivered to Osteotech for Processing pursuant to this Agreement and any finished units or other byproducts derived from such MTF Tissue shall be held by Osteotech on behalf of MTF at all times until delivery thereof to MTF or pursuant to MTF's instructions, except that MTF may grant Osteotech written permission to use excess MTF Tissue for research purposes.

                  (b) To the extent Osteotech stores any MTF Tissue delivered to it pursuant to this Agreement, such storage shall be in compliance with all applicable portions of the Processing Standards. Except as provided in Section 3.1(c) and Section 3.2(e) hereof, MTF shall bear the risk of loss for all MTF Tissue delivered to Osteotech pursuant to this Agreement.

                  (c) In the event that MTF Tissue which is being Processed by Osteotech or held by Osteotech in "quarantine storage", "pre-processing storage", or "post-processing storage" (as such terms are defined or described in the applicable portions of the Processing Standards) pursuant to this Agreement is destroyed or rendered unusable while in the possession of Osteotech due to the negligence of Osteotech, Osteotech shall pay to MTF the following amounts: (i) in the case of MTF Tissue which has already been Processed at the time of such destruction or damage, the market value of such MTF Tissue, less the cost of Processing such MTF Tissue; and
                        (ii) in the case of MTF Tissue which has not yet been Processed at the time of such destruction or damage, the market value of the average per Donor yield for Donors processed in the prior calendar quarter, less the average per Donor cost of Processing in such prior calendar quarter.

            3.2   Shipping.

                  (a) Except as otherwise provided in a written document signed by both Osteotech and MTF (other than (x) demineralized bone, (y) MTF Tissue used for Grafton(R) DBM products, Bioimplants and other Proprietary Products, and (z) items being reworked), Osteotech shall ship all finished units derived from MTF Tissue from a single Donor received for Processing pursuant to this Agreement to MTF in one shipment by a carrier designated by MTF. Osteotech shall ship finished units of Grafton(R) DBM products, Bioimplants and other Proprietary Products processed by Osteotech from MTF Tissue pursuant to this Agreement to MTF upon release from Osteotech's Quality Assurance Department, except that in the case of inventory held by Osteotech for MTF of finished units of Grafton(R) DBM products, Bioimplants and other Proprietary Products which have been released by Osteotech's Quality Assurance Department, Osteotech will ship such units to MTF upon and in accordance with MTF's order. Any item being reworked will be shipped back to MTF as soon as it is completed and released by Osteotech's Quality Assurance Department. MTF shall be responsible for payment of all shipping costs.

                  (b) Osteotech shall ship all finished units of MTF Tissue to be distributed by MTF in shipping containers which meet the requirements specified in the Processing Standards. All such packaging and shipping containers must be validated and the validation studies shall be available for review by MTF's Quality Assurance and Regulatory Affairs Departments.

                  (c) Osteotech shall clearly label each such shipping container as containing transplantable tissue and with the addresses of both the shipping and receiving facility. Such labeling shall meet the specifications included in the Processing Standards.

                  (d) Each such shipment from Osteotech shall include a packaging slip listing the contents and corresponding Donor lot and batch numbers, if applicable. All tissue containers in each such shipment shall be packed with sufficient materials between containers so that breakage will be minimized.

                  (e) MTF will promptly notify Osteotech of any damage to such finished units of MTF Tissue which it reasonably believes occurred during shipment thereof. Osteotech will file a claim against the shipping carrier for the amount of damage up to the amount insured. Osteotech will insure finished units of MTF Tissue with the shipping carrier in an amount not less than the portion of the Suggested End User Price which would have been received by MTF had such finished units of Proprietary Products been received by MTF without damage and not less than the end user price for all other MTF Tissue which would have been actually received by MTF had such finished units been received by MTF without damage. The relevant portion of the amount recovered from the shipping carrier for any such claims will be passed on to MTF within ten (10) days of receipt by Osteotech. Osteotech shall have no liability for any damage to such finished units of MTF Tissue incurred during shipping, except to the extent Osteotech fails to require that the shipping carrier has the aforementioned insurance or except where such damage is caused by the negligence or misconduct of Osteotech or its agents (other than the carrier) or employees.

                  (f) Osteotech shall pay for shipping, and related costs arising from the return of any such finished units of MTF Tissue to Osteotech due to complaints which are shown to have been caused by defects in Osteotech's workmanship or Osteotech's failure to comply with the Processing Standards, except for MTF Tissue damaged during shipment, as specified in (e) above.

            3.3   Certain Joint Compliance Responsibilities.

                  (a) MTF shall comply with applicable laws, regulations and guidelines as required under Section 2.1.8. Osteotech shall comply with applicable laws, regulations and guidelines as required under Section 2.2.1. In instances where the party's compliance responsibilities overlap, or where otherwise necessary and appropriate, each party shall use its Best Efforts to cooperate with and assist the other party in such other party's regulatory compliance activities. If a difference arises as to which party is responsible for meeting a particular regulatory compliance responsibility, MTF and Osteotech will attempt to negotiate a resolution in good faith. If the difference is not resolved by the parties, MTF and Osteotech will agree upon a third party who will assist the parties in arriving at a resolution. Notwithstanding the foregoing, it is agreed that both MTF and Osteotech shall have regulatory compliance responsibility with respect to labeling MTF Tissue and to the extent expressly required by applicable law, Osteotech Tissue, including without limitation, product inserts, label content, sales sheets, advertising and product brochure wording and marketing clearance. If a difference arises with regard to such joint compliance responsibilities, MTF and Osteotech will attempt to negotiate a resolution in good faith. If the difference is not resolved, MTF and Osteotech will agree upon a third party who will assist the parties in arriving at a resolution.

                  (b) Containers of finished units of MTF Tissue processed by Osteotech for MTF must bear a standard MTF bone product label, approved by Osteotech and MTF, that contains the product name and identity code, Donor number and expiration date.

                  (c) Osteotech shall, in respect of MTF Tissue, bear the costs of producing labels in conformance with the Processing Standards. If the labels and/or package inserts are changed by request of MTF, MTF will bear the costs of these changes, including label inventory replacements.

                  (d) All labeling of MTF Tissue will be in accordance with Sections 3.2(c), 3.2(d) and the Processing Standards.

                  (e) Specifications for all products which are not Proprietary Products but are to be processed from MTF Tissue will be developed and approved according to MTF and Osteotech SOPs. Requests to Osteotech about its ability to accomplish special specifications and for labeling changes, including package inserts, will be made in writing by MTF and will receive a written response from Osteotech within a reasonable period of time.

                  (f) In the event of any recall (either voluntary or mandated by FDA) of Tissue Products Processed from MTF Tissue, MTF shall be responsible for carrying out such recall, provided that Osteotech shall reimburse MTF for the costs of such recall if such recall is made necessary by Osteotech's failure to comply with the Processing Standards with respect to such Tissue or Osteotech's negligence in Processing such Tissue.

                  (g) In the event of any recall (either voluntary or mandated by FDA) of Tissue Products Processed from Osteotech Tissue, Osteotech shall be responsible for carrying out such recall, provided that MTF shall reimburse Osteotech for the costs of such recall if such recall is made necessary by MTF's failure to comply with the

                        Recovery Standards with respect to such Tissue or MTF's negligence in recovering such Tissue.

            3.4   Records and Reports.

                  (a) Osteotech shall maintain complete and accurate records concerning MTF Tissue received by Osteotech pursuant to this Agreement, MTF Tissue Processed pursuant to this Agreement and in storage at Osteotech, and finished units of MTF Tissue stored and shipped by Osteotech pursuant to this Agreement. Such records shall be available, at MTF's expense, to MTF during normal business hours upon reasonable advance notice. Osteotech shall not be required to produce any data other than data which it is required to obtain and maintain by the Processing Standards.

                  (b)   In addition to the information provided in subsection
                        (a), Osteotech shall provide the following reports on MTF Tissue in a timely manner showing MTF Tissue processed and shipped by Osteotech:

                                          Daily Reports

                        List of Donors of MTF Tissue Released to MTF.

                                          Weekly Reports

                        Pending list of Donors of MTF Tissue.

                        Listing of Donors of MTF Tissue processed during prior week with detailed processing notes.

                                          Monthly Reports

                        Proprietary Product Releases by serial number in inventory at Osteotech.

                  (c) Osteotech shall ensure that all information pertaining to MTF will be disclosed only to those Osteotech personnel with a need-to-know who have signed Osteotech's standard confidentiality agreement.

                  (d) Osteotech shall notify MTF prior to the release of any identifying information, such as the Donor identifying number, related to any MTF Tissue delivered to Osteotech pursuant to this Agreement where such release is legally required by a regulatory or governmental agency or court or administrative order or subpoena. The provisions of this Section 3.4 (d) shall survive termination of this Agreement.

                  (e) In connection with the marketing and distribution of Grafton(R) DBM products, Bioimplants and other Proprietary Products processed by Osteotech from MTF Tissue, during the course of each month and in the case of monthly reports, no later than the tenth (10th) business day following the end of the month, MTF shall provide to Osteotech such reports and data as Osteotech may reasonably request, including hospital/end user sales of such products detailed by account.

                  (f)   Osteotech will periodically (no less than once every six
                        (6) months) provide MTF with a list of the agents who are marketing Grafton(R) DBM products, Bioimplants and other Proprietary Products processed by Osteotech that bear MTF's label which, in each case, were prepared from MTF Tissue, and the territories they are covering; provided such information shall be treated as Osteotech's Confidential Information pursuant to Section
                        6.1 hereof.

            3.5   New Tissue Form Development.

                  It is the understanding of MTF and Osteotech that each of them may independently develop new Tissue forms and/or processes or improve upon existing products and/or processes.

                  (a) Subject to subsection (c) and the provisions of the License Agreement, Osteotech shall own all rights, title and interest in and to all information, technology, data, inventions, products, and processes, conceived, made or developed solely by employees of Osteotech as well as the intellectual property rights based thereon, including but not limited to copyrights and patent rights.

                  (b) Subject to subsection (c) and the provisions of the License Agreement, MTF shall own all rights, title and interest in and to all information, technology, data, inventions, products, and processes, conceived, made or developed solely by employees of MTF as well as the intellectual property rights based thereon, including but not limited to copyrights and patent rights.

                  (c) Any joint development of information, technology, data, inventions, products, and processes, shall be conducted pursuant to a formal written development agreement signed by Osteotech and MTF and a development budget for the project agreed to in writing by Osteotech and MTF.

                  (d) The provisions of this Section 3.5 shall survive termination of this Agreement.

      3.6   New Proprietary Products.

            It is understood and agreed that Osteotech may develop New Proprietary Products on its own or jointly with its other Tissue processing clients. Subject to the other provisions of this Section 3.6, MTF agrees that:
(i) Osteotech may, by written notice to MTF identifying the New Proprietary Product and its Suggested End User Price, elect (in its sole discretion) to have any such New Proprietary Product be treated under this Agreement as an Existing Proprietary Product for all purposes (in which event, clause (b) of Schedule
2.1.6 hereto shall be deemed amended to include such additional Existing Proprietary Product effective as of the date of such notice) and to Process MTF Tissue into such New Proprietary Product under this Agreement; and (ii) unless and/or until Osteotech shall have made such election and delivered such written notice, MTF shall not have access to, or the right to utilize, any such New Proprietary Product and shall not be able to cause Osteotech to Process or produce any such New Proprietary Product for MTF or on MTF's behalf unless and until MTF and Osteotech shall have executed a written agreement or a written amendment to this Agreement which provides for such access or utilization by or on behalf of MTF. Notwithstanding the foregoing, Osteotech shall not have the unilateral right to have a New Proprietary Product treated as an Existing Proprietary Product and to Process MTF Tissue into such New Proprietary Product under this Agreement if Osteotech's Processing of such New Proprietary Product would, based on Osteotech's good faith forecast of projected unit sales of such New Proprietary Product and Donor planning for the twelve (12) month period after its market introduction, cause the aggregate weighted average Suggested End User Price for Proprietary Products derived from MTF Donors to be less than *** of the aggregate weighted average Suggested End User Price for Proprietary Products derived from MTF Donors (based on actual unit sales) Processed by Osteotech during the calendar year preceding the proposed introduction date for such New Proprietary Product, unless otherwise agreed to by the parties. MTF shall have the right on written thirty (30) days' notice to Osteotech to cause such New Proprietary Product not to be deemed to be an Existing Proprietary Product if actual unit sales of such New Proprietary Product for the twelve (12) month period after its market introduction caused the aggregate weighted average Suggested End User Price for Proprietary Products derived from MTF Donors during such twelve (12) month period (based on actual unit sales) to be less than *** of the aggregate weighted average Suggested End User Price for Tissue Products derived from MTF Donors (based on actual unit sales) Processed by Osteotech during the calendar year preceding the market introduction of such New Proprietary Products.

      3.7   Other Services.

            Osteotech may provide such services other than the Processing services contemplated in this Agreement as are requested by MTF in accordance with one or more separate agreements entered into between MTF and Osteotech. Reasonable fees for such

----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

services will be established at the time such agreements are entered into and will be separate from the fees listed in Schedule 2.1.6. MTF shall be free to obtain any such services from third parties.

      3.8   Publication and Public Disclosure of Scientific Information.

            (a) Either party shall have the right to publish or otherwise publicly disclose at its own expense scientific information or data developed by such party which utilizes or relates to the other party's technology or other proprietary or confidential processes or information; provided, however, that notwithstanding any other provision in this Agreement to the contrary, no such publication or disclosure shall be made by the publishing party if such publication or disclosure would result in the disclosure of information defined as Confidential Information in Section 6.1 or would otherwise violate or jeopardize any proprietary rights the other party may have with respect to such technology. Publication of jointly developed information will be covered in a separate agreement.

            (b) Within a reasonable period of time (not less than thirty (30) days) prior to publication or other public disclosure of the information or data described in Section 3.8(a), the publishing party shall submit to the other party for review a draft of the publication or, if oral disclosure, a written copy of the remarks. The other party shall then use Best Efforts to notify the publishing party as soon as practicable (not to exceed thirty (30) days from its receipt of such draft or written copy) of (i) any reasonable changes to the publication or disclosure it deems appropriate, which changes the publishing party will make so long as they do not change materially the meaning of the information or data being disclosed or published; (ii) any error in the information or data being disclosed, which the publishing party shall correct upon verification of the error; or (iii) the necessity to delay publication or disclosure to enable the filing of any patent application or regulatory filing if applicable, in which event the publishing party will delay such publication or disclosure as reasonably requested by the other party. Management of both parties shall attempt in good faith to resolve any disputes regarding such publications.

            (c) If there has been no mutual agreement to publish or disclose within thirty (30) days after the other party has received the notice and draft of the publication or oral disclosure from the publishing party, the publishing party shall again notify the other party in writing of its intention to publish or disclose and may proceed to do so fifteen (15) days after delivery of such second notice, subject to the provisions of
                  Section 3.8(a).

            (d) Authorship of any publication shall be determined in accordance with normal scientific practice.

            (e) The provisions of this Section 3.8 shall survive termination of this Agreement.

      4.    INDEMNIFICATION; SETTLEMENT

            4.1   Indemnification.

                  (a) Indemnification by Osteotech. Osteotech agrees to defend, hold harmless, and indemnify MTF and its member organizations against any damages, litigation costs, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by MTF or any of its member organizations arising from (i) a breach or default by Osteotech of any of its representations, warranties or covenants contained in this Agreement;
                        (ii) a defect in any finished unit of MTF Tissue Processed by Osteotech under this Agreement to the extent such defect results from an error or omission by Osteotech (including any employee or agent of Osteotech or other person to whom Osteotech has delegated any Processing activities or any Processing related activities hereunder), or from a failure of workmanship, by Osteotech; (iii) any medical claim made by any employee or authorized agent of Osteotech regarding any MTF Tissue processed by Osteotech pursuant to this Agreement (A) which is required by applicable laws or regulations to be approved by a relevant regulatory agency and has not been so approved and/or (B) which is not supported by credible objective scientific evidence; or (iv) a false and misleading representation made by any employee or authorized agent of Osteotech regarding any MTF Tissue Processed by Osteotech pursuant to this Agreement.

                  (b) Indemnification by MTF. MTF agrees to defend, hold harmless, and indemnify Osteotech against any damages, litigation costs, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Osteotech arising from (i) a breach or default by MTF of any of its representations, warranties or covenants contained in this Agreement; (ii) a defect in any finished unit of Tissue Processed by Osteotech under this Agreement to the extent such defect results from an error or omission by MTF (including any employee or agent of MTF or other person to whom MTF has delegated any Tissue recovery or distribution activities or any Tissue recovery or distribution related activities hereunder), in connection with its Tissue recovery or distribution activities, including without limitation any testing performed by or at the direction of MTF; (iii) any medical claim made by any employee or authorized agent of MTF regarding any Tissue procured by

                        MTF and processed by Osteotech pursuant to this Agreement (A) which is required by applicable laws or regulations to be approved by a relevant regulatory agency and has not been so approved and/or (B) which is not supported by credible objective scientific evidence; or (iv) a false and misleading representation made by any employee or authorized agent of MTF regarding any Tissue procured by MTF and processed by Osteotech pursuant to this Agreement.

                  (c)   Indemnification Procedures. For purposes of subsection
                        (a) above, Osteotech shall be the "indemnifying party" and MTF shall be the "indemnified party" and for the purposes of subsection (b) above, MTF shall be the "indemnifying party" and Osteotech shall be the "indemnified party." The obligations and liabilities of the indemnifying party hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                        (i) The indemnified party shall give written notice to the indemnifying party of any assertion of liability by a third party which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity contained in Section 4.1(a) hereof, or Section 4.1(b) hereof, as the case may be, stating the nature and basis of said assertion and the amount thereof, to the extent known, within five (5) business days after an officer of the indemnified party learns of the claim or receives notice thereof. Failure to give such notice within five
                              (5) business days may, at the indemnifying party's option, result in a reduction in any subsequent indemnification payment by an amount equivalent to the expenses and/or losses demonstrated to have been caused by such delay in notification.

                        (ii) In the event any action, suit or proceeding is brought against the indemnified party, with respect to which the indemnifying party may have liability under the indemnity agreement contained in Section 4.1(a) or Section 4.1(b) hereof, as the case may be, the action, suit or proceeding shall, upon the written agreement of the indemnifying party that it is obligated to indemnify under the indemnity agreement contained in subsection (a) or
                              (b) hereof, as the case may be, be defended
                              (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to be represented by advisory counsel and accountants, at its own expense, and shall be kept fully informed of such action, suit or proceeding at all stages thereof, whether or not it is so represented. The indemnifying party shall make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such proceedings or litigation. The parties will render to each other such assistance as they may reasonably require in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                        (iii) The indemnifying party shall not make any
                              settlement of any claims without the written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

                        (iv) The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party.

                  (d) The provisions of this Section 4.1 shall survive termination of this Agreement.

            4.2   Confirmation of Previous Releases.

      Without limiting any other provision of this Agreement, each of the parties to this Agreement hereby confirms, ratifies and agrees to be bound by the provisions of Section 2.4(d) and 2.4(e) of the Prior Processing Agreement, and, as they relate to such Sections 2.4(d) and 2.4(e), Sections 2.4(f), 2.4(g) and 2.4(h) of the Prior Processing Agreement, in each case, as if such provisions had been expressly incorporated in this Agreement with such changes as are necessary to make those provisions have the identical substantive effect they would have had under such Prior Processing Agreement if this Agreement had not been entered into.

            4.3   Settlement of Current Disputes.

      Osteotech, MTF and Synthes have settled certain current disputes between them pursuant to the Settlement Agreement.

      5.    FINANCIAL TERMS.

            5.1   Fees.

                  (a)   MTF will pay to Osteotech the Processing Fees.

                  (b)   ***

                  (c)   Osteotech will pay to MTF the Procurement Fees.

                  (d)   ***

            5.2   Invoicing and Payment.

                  (a) Osteotech shall submit invoices in U.S. dollars to MTF for all Processing Fees due in respect of MTF Tissue delivered to Osteotech hereunder. The invoice date shall be the date that Osteotech's Quality Assurance Department releases the finished units of MTF Tissue for shipment to MTF or the date of shipment of Grafton(R) DBM products, Bioimplants or other Proprietary Products Processed from MTF Tissue, as the case may be.

                  (b) MTF shall submit invoices in U.S. dollars to Osteotech for all Procurement Fees due in respect of Osteotech Tissue delivered hereunder when such Osteotech Tissue is delivered to Osteotech.

                  (c) Each party will pay each invoice received by it within forty-five (45) days of the invoice date. In the event there is an error in an invoice submitted to it, the receiving party shall notify the other party of such error within three (3) business days of the date such invoice is received and the invoice date will then be the date of the corrected invoice submitted by such other party. All such payments shall be in U.S. dollars.

                  (d) Any balance of any invoice which is not paid within the time specified above, at the option of the party to whom payment is due, shall accrue interest at the rate of one percent (1%) per month.

      6.    CONFIDENTIALITY AND CERTAIN OTHER COVENANTS.

            6.1   Non-Disclosure of Confidential Information.

                  (a) Neither party will, at any time, without the express agreement of the other party, or except as expressly permitted by this Agreement, disclose to any other person or use any Confidential Information of the other party, except for the purposes of

----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                        performing this Agreement or any successor Agreement or as may be required by law, governmental regulation or court order.

                  (b) Each Party agrees to require its employees, consultants or others granted access to Confidential Information to execute appropriate confidentiality agreements; provided that each organization's agreements are approved by such organization's counsel.

                  (c) MTF and Osteotech recognize that violation in any material respect of any provision of Section 6.1(a) may cause irreparable injuries to Osteotech or MTF and agree that MTF or Osteotech shall be entitled to preliminary and final injunctive relief against such violation. Such injunctive relief shall be in addition to, and in no way in limitation of, any and all remedies or rights which MTF or Osteotech shall have at law or in equity for the enforcement of the provisions of this Section 6.1. In addition, MTF and Osteotech agree that the party responsible for the breach of confidentiality shall be responsible for all legal fees and other costs and expenses incurred in the successful enforcement of the non-breaching party's rights and remedies under this
                        Section 6.1.

      6.2   Non-Solicitation of Sales Agents.

            (a) MTF shall not engage any (i) sales agent retained by Osteotech or (ii) any employee, independent contractor or other sales personnel affiliated with such sales agent ("affiliated personnel"), while any such sales agent or affiliated personnel is under contract directly or indirectly to Osteotech and for a period of one (1) year after any such contract is terminated, to promote or represent any form of Tissue developed, processed or distributed by or on behalf of MTF or any of MTF's licensees, licensors, distributors, partners or agents which competes with any of Osteotech's Proprietary Products, including without limitation
                  Grafton(R) DBM products or Bioimplants.

            (b) Osteotech shall not engage any (i) sales agent retained by MTF or (ii) any employee, independent contractor or other sales personnel affiliated with such sales agent ("affiliated personnel"), while any such sales agent or affiliated personnel is under contract directly or indirectly to MTF and for a period of one (1) year after any such contract is terminated, to promote or represent any form of Tissue developed, processed or distributed by or on behalf of Osteotech or any of Osteotech's licensees, licensors, distributors, partners or agents which competes with any of MTF's proprietary Tissue products.

            6.3   Osteotech Sales Agents.

                  MTF acknowledges the existence and importance of the independent sales agent network established and maintained by Osteotech. MTF shall not be entitled to engage independent agents or any other person or entity to promote Osteotech's Grafton(R) DBM products or other Proprietary Products distributed by MTF unless Osteotech shall have first consented in writing to MTF engaging such agent, person or entity. Osteotech shall have full discretion to determine whether to withhold or grant such consent.

            6.4   Osteotech Marketing of Grafton(R).

                  Osteotech represents that it currently intends to continue to market Grafton(R) DBM in the United States through its direct and independent sales agent network regardless of whether it enters, in the future, into agreements with parties other than MTF.

            6.5   Dedicated Supply.

                  MTF shall use its Best Efforts to ensure that: (a) when a customer requests a Proprietary Product processed by Osteotech for MTF pursuant to this Agreement, such request will not be diverted to or fulfilled by, directly or indirectly, any product processed by MTF or any entity (other than Osteotech) with which MTF has any contractual or other business arrangement; and
(b) that Proprietary Products processed by Osteotech which are the subject of any such request will in fact be shipped to such customers.

      In furtherance of the foregoing undertaking, if Osteotech shall determine that, notwithstanding the foregoing, any such Proprietary Product processed by Osteotech shall not have been delivered to such customer, upon presentation of evidence reasonably documenting such fact (provided that no hearsay evidence will be used to make such determination), MTF shall pay Osteotech an amount equal to *** of the Suggested End User Price for each and every Proprietary Product processed by Osteotech which would have been distributed to such customer.

            6.6   Notices of Pricing and/or Processing Fee Increases.

      Osteotech shall deliver to MTF written notice no less than ninety (90) days prior to the effectiveness of any change in Suggested End User Price or in the Annual Processing Fee Increase (referred to in Schedule 2.1.6 hereto). Each such notice shall state the new Suggested End User Price or Annual Processing Fee Increases as relevant and the effective date thereof. All such changes and information related thereto shall be treated as Confidential Information until publicly disclosed by Osteotech.


----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

            6.7   Bone Dowel Sales.

      Osteotech agrees to plan its products from MTF Tissue so that the growth rate of end user unit sales of its bio-d(R) Threaded Cortical Bone Dowel product does not exceed the following amounts: in 2002, *** times the number of such sales in 2001; in January 2003, *** times the number of such sales in January 2002.

            6.8   Surviving Provisions.

                  The provision of Sections 6.1 and 6.2 shall survive the termination of this Agreement in accordance with their terms.

            7.    EFFECTIVENESS AND TERM OF AGREEMENT.

                  This Agreement shall, when it has been executed by all the Parties hereto, become effective as of the Effective Date and shall terminate on December 31, 2008, unless terminated earlier in accordance with the provisions hereof.

            8.    TERMINATION.

            8.1   Either party may terminate this Agreement at any time upon:

                  (a) The material breach by the other party of any of its obligations under this Agreement, if such breach shall not be cured within ninety (90) days after written notice thereof is given by the non-breaching party to the breaching party; or

                  (b) An adjudication of the other party as bankrupt or insolvent; or the admission in writing by such other party of its inability to pay its debts as they mature; or an assignment by such other party for the benefit of its creditors; or such other party applying for or consenting to the appointment of a receiver, trustee or similar officer for its assets; or the appointment of a receiver, trustee or similar officer for such other party's assets without the application or consent of such other party, if such appointment shall continue undischarged for a period of ninety (90) days; or such other party instituting (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency arrangement or similar proceeding relating to it under the laws of any jurisdiction; or the institution of any bankruptcy, insolvency arrangement or similar proceeding relating to such other party, if such proceeding shall remain

----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                        undismissed for a period of ninety (90) days; or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property or assets of such other party, if such judgment, writ, warrant of attachment or execution or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy.

            8.2 MTF may terminate this Agreement at any time upon ninety (90) days' prior written notice to Osteotech if MTF makes a determination to end its program of procuring and distributing Tissue; provided that if MTF resumes such program at any time during the original term of this Agreement it shall provide prompt written notice of such resumption to Osteotech and this Agreement shall become effective again in accordance with its terms as soon as is practicable, but in no event later than ninety (90) days after such notice is received by Osteotech.

            8.3 In the event MTF enters into an agreement or arrangement with a third party whereby finished units of MTF Tissue processed by Osteotech for MTF are used as part of such third party's technology or product, MTF shall promptly inform Osteotech of its intent to enter into such agreement or arrangement and Osteotech shall have the right to terminate this Agreement solely as it relates to MTF Tissue at any time upon ninety (90) days' prior written notice to MTF without any further obligation to MTF, other than (A) Osteotech's obligations hereunder with respect to MTF Tissue which Osteotech has begun to Process and MTF Tissue which Osteotech has finished Processing but not yet delivered to MTF, which obligations shall continue until all such MTF Tissue is delivered to MTF and (B) those obligations which otherwise survive termination of this Agreement in accordance with their terms.

            8.4 MTF may terminate this Agreement at any time upon thirty (30) days' prior written notice to Osteotech if FDA has made the determination (after any good faith appeal of such determination by Osteotech) described in Section 2.2.2(b) to the extent such provisions are applicable to Osteotech. Osteotech may terminate this Agreement at any time upon thirty (30) days' prior written notice to MTF if FDA has made the determination (after any good faith appeal of such determination by MTF) described in Section 2.2.2(b) to the extent such provisions are applicable to MTF.

            8.5 In the event that Regeneration Technologies Inc. ("RTI") shall have acquired beneficial ownership of more than 50% of the voting shares of Osteotech or shall have caused the election of persons nominated by it to membership on the board of directors of Osteotech so that such persons constitute a majority of the membership of such board, then MTF shall have the right, exercisable solely by delivery of written notice to Osteotech within thirty (30) days of the occurrence of such event, to terminate this Agreement upon payment to Osteotech of the Termination Fee (as defined below); provided that such right may only be exercised if the License is simultaneously terminated pursuant to the provisions of Section 6.5 thereof. The Termination Fee shall be the net present value to Osteotech, determined at the time of exercise of the rights referred to in this Section 8.5, of the remaining obligations of MTF under this Agreement for the remainder of its term. Osteotech and MTF will negotiate in good faith to agree on the Termination Fee. If such agreement is not reached within thirty (30) days after the occurrence of the change in control event involving RTI, the Termination Fee shall be determined by an appraiser jointly selected by Osteotech and MTF, which appraiser shall submit to the parties a report within thirty (30) days of its appointment setting forth such determination. If the parties are unable to agree on an appraiser within forty-five (45) days after failing to reach agreement on the Termination Fee, within seven (7) days thereafter, each party shall submit the names of two nationally recognized firms that are engaged in the business of valuing non-publicly traded securities, and each party shall be entitled to strike one name from the other party's list of firms, and the appraiser shall be selected by lot from the remaining two firms. The expenses of such appraiser shall be borne equally by Licensor and Licensee. The determination of any such appraiser as to the Termination Fee shall be final and binding upon all parties.

            9.    INSURANCE.

                  (a) Osteotech shall secure and maintain in force reasonable and adequate insurance coverage for Osteotech's Tissue Processing activities, provided such coverage is available at reasonable prices and terms. Osteotech has previously delivered to MTF certificates of insurance.

                  (b) MTF shall secure and maintain in force reasonable and adequate insurance coverage of its Tissue recovery and distribution activities pursuant to this Agreement, provided such coverage is available at reasonable prices and terms. MTF has previously delivered to Osteotech certificates of insurance.

                  (c) Osteotech shall require each subcontractor or assignee who Processes MTF Tissue on behalf of Osteotech (if any are permitted by MTF) to procure and maintain insurance of the types and amounts required of Osteotech. In addition, once approved by MTF, the subcontractor or assignees shall sign the indemnity agreement as it appears in Section 4.1(a) in favor of MTF. If there is any assignment to a majority owned subsidiary of Osteotech as provided in Section 11 of this Agreement, that subsidiary shall meet each requirement of this
                        Section 9.

            10. FORCE MAJEURE.

            Neither party shall be responsible to the other for nonperformance or delayed performance of the terms and conditions hereof due to acts of God, acts of government, wars, riots, accidents and transportation, fuel or material shortages, or other causes (except strikes), in the nature of force majeure which is beyond its control. To the extent Osteotech is unable to perform Processing of MTF Tissue due to such events, Osteotech shall arrange to have such MTF Tissue processed under Osteotech's oversight within thirty (30) days of the occurrence of such event.

            11. BINDING AGREEMENT; ASSIGNMENT.

                  (a) Each of Biocon and MTF represents, warrants and covenants (i) that this Agreement does not violate any law, rule or regulation applicable to it, nor does it conflict with or cause a breach of or default under any other agreement to which either of them or any other organization, entity or person which they control, are controlled by, or are under common control with, either through ownership, common management, contract or otherwise (any such organization, entity or person being an "Affiliate" for purposes of this Agreement) is a party or is bound; and
                        (ii) that neither of them or any of their Affiliates will enter into any agreement which would conflict with or interfere with MTF's ability to comply with its obligations under this Agreement; and (iii) that this Agreement has been duly authorized by all necessary actions and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms. Each of Biocon and MTF agrees that all of MTF's obligations under this Agreement are and will be binding upon Biocon and MTF and all existing and future Affiliates of either of them and that each party whose signature to this Agreement is required to make such obligation binding on all such Affiliates has in fact executed this Agreement Each of Biocon and MTF, on the one hand, and Osteotech, on the other hand, represents, warrants and covenants that it is not a party to any agreement, or subject to any obligation or other duty, that would materially conflict with or interfere with MTF's or Osteotech's respective ability to comply with its obligations under this Agreement.

                  (b) Osteotech represents, warrants and covenants (i) that this Agreement does not violate any law, rule or regulation applicable to it, nor does it conflict with or cause a breach of or default under any other agreement to which it or any of its affiliates is a party or is bound; and (ii) that neither it or any of its affiliates will enter into any agreement which would conflict with or interfere with Osteotech's ability to comply with its obligations under this Agreement; and
                        (iii) that this Agreement has been duly authorized by all necessary actions and constitute its legal, valid and binding obligation enforceable against it in accordance with its terms. Osteotech agrees that all of Osteotech's obligations under this Agreement are and will be binding upon all existing and future Affiliates of Osteotech and that each party whose signature to this Agreement is required to make such obligation binding on all such Affiliates has in fact executed this Agreement.

                  (c) Except as otherwise expressly herein provided, this Agreement may not be assigned in whole or in part without the prior written consent of the other party, provided that either party may assign its rights under this Agreement to any majority-owned subsidiary of such party without the consent of the other party, provided that such subsidiary agrees in writing to be bound by the terms and conditions of this Agreement. In the event of any such assignment, the party making such assignment shall not be relieved of its obligations under this Agreement unless otherwise agreed to in a writing executed by the other party.

      12. NAME, EMBLEM, PACKAGING, TECHNOLOGY AND TRADEMARK.

                  (a) Except to the extent Osteotech indicates in any literature, including without limitation promotional materials, that MTF is one of Osteotech's Tissue Processing clients, and except as required under this Agreement, Osteotech shall have no right to use the trademark or emblem of MTF in connection with its Processing activities or to use the name of MTF for commercial purposes without the prior written consent of MTF; provided, however, Osteotech may disclose MTF's name as may be required by law, government regulation or court order.

                  (b) Except to the extent MTF indicates in literature, including without limitation promotional materials, that Osteotech processes MTF Tissue distributed by MTF, and except as required under this Agreement, MTF shall not have the right to use any trademark or emblem of Osteotech, including the name Osteotech, without the prior written consent of Osteotech; provided, however, MTF may disclose Osteotech's name as may be required by law, government regulation or court order.

                  (c)   (i) Nothing in this Agreement shall be interpreted to
                            convey to MTF any trademark, patent or proprietary technology owned by Osteotech; and

                        (ii)Nothing in this Agreement shall be interpreted to
                            convey to Osteotech any trademark, patent, or proprietary technology owned by MTF.

                  (d) MTF recognizes that Osteotech currently performs, and intends in the future to perform, Processing services for others in addition to MTF, and therefore, agrees that unless specifically developed or customized for MTF or as otherwise provided herein, all packaging and technology used by Osteotech to perform Processing services for MTF may also be used by Osteotech to perform such services for others.

                  (e) MTF recognizes that Osteotech processes Proprietary Products and agrees that if it were to distribute these products it will do so only under the trademark, packaging, labels and emblems developed and provided by Osteotech.

      13.   NOTICES.

      All notices and other communications provided for hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, telecopied, with a copy sent promptly thereafter by U.S. mail, or delivered by hand or overnight delivery, as follows.

                 If to MTF:             Chief Executive Officer
                                        Musculoskeletal Transplant Foundation
                                        125 May Street
                                        Edison, New Jersey 08837
                                        Telephone No. (732) 661-0202
                                        Telecopy No. (732) 661-2297

                 If to Osteotech:       Chief Executive Officer
                                        Osteotech, Inc.
                                        51 James Way
                                        Eatontown, New Jersey 07724
                                        Telephone No. (732) 542-2800
                                        Telecopy No. (732) 935-0626

                 If to Biocon:          Chief Executive Officer
                                        Biocon, Inc.
                                        125 May Street
                                        Edison, New Jersey 08837
                                        Telephone No. (732) 661-0202
                                        Telecopy No. (732) 661-2297


or such other person or address as either party may designate by written notice to the other party complying as to delivery with the terms of this Section 13. All such notices and other communications shall be effective (i) if mailed by certified or registered mail, when received as indicated by the return receipt;
(ii) if telecopied, when transmitted, as indicated by the facsimile transmission report, provided same is on a business day in the U.S. (excludes weekends and federal holidays) and, if not, on the next business day; or (iii) if delivered, upon delivery, provided same is on a business day and, if not, on the next business day.

      14.   ENTIRE AGREEMENT.

      This Agreement sets forth the entire agreement between the parties. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Agreement not expressly set forth in this Agreement, are of no force or effect. Without limiting the foregoing, except as expressly provided in Section 4 hereof, it is agreed that the Prior Processing Agreement is superseded in its entirety by this Agreement and is of no force and effect as of the Effective Date.

      15.   MODIFICATION.

      This Agreement, or any part or section of it, may not be amended or modified except by the written consent of both parties to such Agreement.

      16.   APPLICABLE LAW.

      This Agreement shall be construed in accordance with the laws of the State of New Jersey, without giving effect to any conflict of laws principles.

      17.   WAIVER.

      Waiver or breach of any provision of this Agreement shall not be deemed a waiver of any other breach of the same or a different provision of this Agreement.

      18.   INDEPENDENT CONTRACTOR.

      Each of Osteotech and MTF is providing its services hereunder as an independent contractor. Nothing herein shall create any affiliation, partnership or joint venture between the parties hereto, or any employer/employee relationship.

      19.   SEVERABILITY.

      The provisions of this Agreement shall be severable, and if a court of competent jurisdiction holds any provisions of this Agreement to be in violation of any applicable law, the remaining provisions shall nevertheless remain in full force and effect.

      20.   SUCCESSORS.

      This Agreement shall be binding upon and inure to the benefit of the parties and their respective parents, subsidiaries, affiliates, successors and assigns.

      21.   COUNTERPART SIGNATURES; DELIVERY BY FACSIMILE.

      This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Second Amended and Restated Processing Agreement to be executed by their duly authorized officers as of the date first written above.


                                          MUSCULOSKELETAL TRANSPLANT FOUNDATION


                                          By:   /s/ Bruce Stroever
                                              ----------------------------------
                                                Bruce Stroever, President
                                                and Chief Executive Officer


                                          BIOCON, INC.


                                          By:    /s/ Bruce Stroever
                                              ----------------------------------
                                                Bruce Stroever, President


                                          OSTEOTECH, INC.


                                          By:   /s/ Richard W. Bauer
                                               ---------------------------------
                                                Richard W. Bauer, President
                                                and Chief Executive Officer

                                               Exhibit 1 to Processing Agreement


                             MTF/Synthes Agreements


         ***























----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

                                               Exhibit 2 to Processing Agreement


                            FORM OF LICENSE AGREEMENT

                             MTF/Synthes Agreements


      [See Exhibit 10.58 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002]

                                               Exhibit 3 to Processing Agreement


                          FORM OF SETTLEMENT AGREEMENT


      [See Exhibit 10.56 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002]

                     SCHEDULE 2.1.6 TO PROCESSING AGREEMENT
                                 PROCESSING FEES


      MTF shall pay to Osteotech the Processing Fees described in the following subsections of this Schedule 2.1.6.

(a)   Processing Fees in respect of Base Allograft Tissue.

      BASE ALLOGRAFT PROCESSING FEE ***

      1. MTF shall pay to Osteotech the amount of *** (as it shall be modified pursuant to the following clause 2, the "Processing Fee") for Processing the MTF Tissue of each Donor from which MTF Tissue is delivered pursuant to this Agreement on or prior to December 31, 2003;

      2. After December 31, 2003, the Processing Fee for Processing of MTF Tissue delivered in a calendar year, will be the Processing Fee for the immediately preceding calendar year multiplied by an amount equal to the sum of
(x) 1.0 plus (y) the Annual Processing Fee Increase in respect of such year (For the purpose of this Schedule 2.1.6, "Annual Processing Fee Increase" shall mean, in respect of Processing Fees for any calendar year, a percentage determined by Osteotech in its sole discretion, provided that such percentage shall not exceed the increase in the Medical Cost Component of the Consumer Price Index for the calendar year immediately preceding the calendar year to which such Annual Processing Fee Increase will be applied.)

(b)      Processing Fees in respect of Proprietary Products.

      In addition to the Processing Fees referred to in the foregoing clause
(a), MTF shall pay to Osteotech the following fees (each a "Processing Fee") for Processing MTF Tissue into the listed Proprietary Products.


PROPRIETARY PRODUCT PROCESSING FEES
---------------------------------------------------------------------------------------------------------------
                                                                               Suggested          Processing
                                                                             End User Price           Fee
                                                                            -----------------    --------------
GRAFTON(R)
DEMINERALIZED BONE
MATRIX (DBM)
GEL                                                                .5cc           ***                  *
                                                                    1cc           ***                  *
                                                                    5cc           ***                  *
                                                                   10cc           ***                  *

----------

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

PROPRIETARY PRODUCT PROCESSING FEES
---------------------------------------------------------------------------------------------------------------
                                                                               Suggested          Processing
                                                                             End User Price           Fee
                                                                            -----------------    --------------
                                                                   25cc           ***                  *

FLEX                                                       1.5 x 1.5 cm           ***                  *
                                                             5 x 2.5 cm           ***                  *
                                                            10 x 2.5 cm           ***                  *
                                                               5 x 5 cm           ***                  *

PUTTY                                                             .5 cc           ***                  *
                                                                    1cc           ***                  *
                                                                  2.5cc           ***                  *
                                                                    5cc           ***                  *
                                                                   10cc           ***                  *
                                                 1/4 cc syringe (1 ea.)           ***                  *
                                                1/4 cc syringe (10 ea.)           ***                  *
                                                 1/2 cc syringe (1 ea.)           ***                  *
                                                1/2 cc syringe (10 ea.)           ***                  *

CRUNCH                                                              5cc           ***                  *
                                                                   15cc           ***                  *

MATRIX                                                      2.5cm x 5cm           ***                  *
                                                           2.5cm x 10cm           ***                  *
                                               8mm x 10 mm plug (1 ea.)           ***                  *
                                               8mm x 10 mm plug (5 ea.)           ***                  *
                                              10mm x 10 mm plug (2 ea.)           ***                  *
                                              12mm x 10 mm plug (2 ea.)           ***                  *
                                              14mm x 10 mm plug (2 ea.)           ***                  *
                                              16mm x 10 mm plug (2 ea.)           ***                  *
                                              18mm x 10 mm plug (2 ea.)           ***                  *
                                              20mm x 10 mm plug (2 ea.)           ***                  *
                                              25mm x 10 mm plug (2 ea.)           ***                  *

----------

* The Processing Fee in respect of the listed Existing Propriety Product shall be *** of the Suggested End User Price unless modified by the mutual written agreement of the parties.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

PROPRIETARY PRODUCT PROCESSING FEES
---------------------------------------------------------------------------------------------------------------
                                                                               Suggested          Processing
                                                                             End User Price           Fee
                                                                            -----------------    --------------

GRAFTON PLUS (TM) DEMINERALIZED BONE                                1cc           ***                  *
MATRIX (DBM) PASTE
                                                                    5cc           ***                  *
                                                                   10cc           ***                  *

BIOIMPLANTS


bio-d(R) Threaded Cortical Bone Dowel                                             ***                  *
Graftech(TM) Posterior Ramp                                                       ***                  *
Graftech(TM) Anterior Ramp                                                        ***                  *

                                                                                  ***

Graftech(TM) Cervical Spacer                                 5mm to 9mm           ***                  *
                                                           10mm to 13mm           ***
Graftech(TM) Cervical Dowel                                                       ***                  *
Graftech(TM) Cortical Spacer                                                      ***                  *
------------------------------------ -- -------------------------------- -- ----------------- -- --------------


----------

1. Osteotech shall deliver to MTF written notice no less than 90 days prior to the effectiveness of any change in Suggested End User Price or in the Annual Processing Fee Increase. Each such notice shall state the new Suggested End User Price or Annual Processing Fee Increases as relevant and the effective date thereof.

2. The fees referred to in this clause (b) are inclusive of all marketing and sales programs to be provided by Osteotech and all technical support, clinical studies, medical education and other services required to market and sell products.

3. Without limiting the foregoing, Processing Fees and all other matters in respect of any New Proprietary Product shall, except to the extent such New Proprietary Product is designated to be an Existing Proprietary Product pursuant to the provisions of Section 3.6 of the Processing Agreement to which this
Schedule is attached, be negotiated among the parties at the time of introduction thereof, and no party shall have, under the Processing Agreement, any obligation to any other party in respect of any New Proprietary Product unless and until Processing Fees and all such other matters shall have been documented by a written agreement among the parties.


--------

* The Processing Fee in respect of the listed Existing Propriety Product shall be *** of the Suggested End User Price unless modified by the mutual written agreement of the parties.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.


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